Exhibit 99.1

SUNOCO 3Q09 EARNINGS, PAGE 1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY

Thomas Golembeski (media) 215-977-6298

Bill Diebold (investors) 215-977-6764

No.29-09

SUNOCO REPORTS THIRD QUARTER 2009 RESULTS

PHILADELPHIA, November 5, 2009 – Sunoco, Inc. (NYSE: SUN) today reported a net loss attributable to Sunoco shareholders of $312 million ($2.67 per share diluted) for the third quarter of 2009 versus net income attributable to Sunoco shareholders of $549 million ($4.70 per share diluted) for the third quarter of 2008. Excluding special items, Sunoco had a loss for the 2009 third quarter of $34 million ($0.29 per share diluted) versus 2008 third quarter income of $559 million ($4.78 per share diluted).

For the first nine months of 2009, Sunoco reported a net loss attributable to Sunoco shareholders of $355 million ($3.04 per share diluted) versus net income attributable to Sunoco shareholders of $572 million ($4.88 per share diluted) for the first nine months of 2008. Excluding special items, Sunoco reported a loss of $6 million ($0.05 per share diluted) in the first nine months of 2009 versus 2008 first nine months income of $561 million ($4.79 per share diluted).

“During the third quarter, refining and chemicals results continued to be impacted by weak demand, but our other businesses continued to generate steady earnings,” said Lynn L. Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “The earnings contribution from our non-refining businesses improved to $102 million in the third quarter, up from $78 million in the second quarter. Retail Marketing benefited from stable wholesale prices, earning $49 million, while Logistics earned $19 million and our Coke business earned $35 million.”

Commenting on the Company’s outlook, Elsenhans said, “We continue to expect a challenging market for petroleum and chemical products due to ongoing economic weakness and additional global supply. However, the Company has taken steps to improve our competitive cost position and optimize our portfolio and operational performance. Specifically, on October 6, we announced the indefinite idling of the Eagle Point refinery in an effort to reduce losses in our refining business at a time when weak demand and increased global refining capacity have created margin pressure on the entire

SUNOCO 3Q09 EARNINGS, PAGE 2

refining industry. This effort will shift current Eagle Point production to our nearby refineries in Marcus Hook and Philadelphia, which will operate at higher capacity utilization and allow us to reduce our breakeven costs. We also continued to make progress on cost reductions through our business improvement initiative and took steps to further optimize our portfolio through the divestiture of our retail heating oil and propane distribution business. Additionally, we have recently informed our employees of changes to our defined benefit pension plan and postretirement medical coverage which will reduce our employee-related costs and future cash needs to fund the plans. These initiatives, coupled with our spending discipline and our previously announced dividend reduction in 2010, will allow us to maintain our financial flexibility as we manage through this refining down cycle.”

DETAILS OF THIRD QUARTER RESULTS

REFINING AND SUPPLY- Continuing Operations

Refining and Supply had a loss from continuing operations totaling $118 million in the current quarter versus income of $398 million in the third quarter of 2008. The decrease in results was due to lower realized margins and lower production volumes, partially offset by lower expenses. Our realized margins and crude utilization rate were negatively affected by market weakness during the quarter. The overall crude utilization rate was 74 percent for the quarter which includes the impact of a planned turnaround at our Toledo refinery and a planned one-month maintenance outage at a fluid catalytic cracking unit in our Philadelphia refinery. The process for idling the Eagle Point refinery continues and all processing units have ceased production this week.

REFINING AND SUPPLY- Discontinued Operations

Discontinued Tulsa refining operations, which were divested on June 1, 2009, had income of $26 million in the third quarter of 2008.

RETAIL MARKETING

Retail Marketing earned $49 million in the current quarter versus $72 million in the third quarter of 2008. The decrease in earnings was primarily due to lower average retail gasoline margins, partially offset by lower expenses. Sales volumes were relatively flat versus the year-ago quarter. Retail gasoline margins in the third quarter of 2008 benefited from the rapid decrease in wholesale prices during that period.

CHEMICALS

Chemicals reported a loss of $1 million in the third quarter of 2009 versus income of $19 million in the third quarter of 2008. The decrease in results was due primarily to lower margins and sales volumes, partially offset by lower expenses.

SUNOCO 3Q09 EARNINGS, PAGE 3

LOGISTICS

Logistics earned $19 million in the third quarter of 2009 versus $20 million in the third quarter of 2008. Additional earnings from a refined products pipeline and terminal system acquired in November 2008 were essentially offset by lower lease acquisition results.

COKE

Coke earned $35 million in the third quarter of 2009 compared to $29 million in the third quarter of 2008. The increase in earnings was primarily due to improved results from Jewell operations largely associated with higher price realizations from coke production.

CORPORATE AND OTHER

Corporate Expenses – Corporate administrative expenses (income) were $6 million after tax in the third quarter of 2009 versus $(2) million after tax in the third quarter of 2008. Corporate expenses included favorable income tax consolidation adjustments amounting to $5 and $11 million in the third quarters of 2009 and 2008, respectively, which reversed unfavorable adjustments recorded in the first six months of those years.

Net Financing Expenses and Other – Net financing expenses and other were $12 million after tax in the third quarter of 2009 versus $7 million after tax in the third quarter of 2008. The increase was primarily due to higher interest expense.

SPECIAL ITEMS

During the third quarter of 2009, Sunoco recorded a $278 million after-tax provision in connection with its plan to idle indefinitely all process units at the Eagle Point refinery, of which $254 million represents non-cash charges; recorded a $14 million after-tax charge in connection with the business improvement initiative, all of which was attributable to a non-cash provision for pension and postretirement settlement losses; recorded a $12 million after-tax non-cash provision to write down to estimated fair value certain other assets in the Refining and Supply business; and recognized a $26 million after-tax gain on divestment of the retail heating oil and propane distribution business. The total net impact of special items during the third quarter of 2009 is a charge of $278 million after tax.

During the third quarter of 2008, Sunoco recognized a $10 million after-tax provision to write-off certain assets attributable to its discontinued Tulsa operations.

PENSION AND POSTRETIREMENT HEALTHCARE CHANGES

Effective June 30, 2010, pension benefits under the Company’s defined benefit pension plans will be frozen for most employees. Similarly, postretirement medical benefits for the majority of future retirees will be phased out for those employees retiring after July 1, 2010. These moves will bring the Company

SUNOCO 3Q09 EARNINGS, PAGE 4

more predictable retirement plan costs and cash flow. By freezing the benefits, Sunoco’s future financial liabilities and requirements for cash contributions to the pension plans and funding of retiree health care will be substantially reduced.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 825 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 6,000 miles of crude oil and refined product owned and operated pipelines and approximately 40 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual production capacity of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture approximately 3.0 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the third quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:30 p.m. ET on November 5, 2009. It can be accessed through Sunoco’s website – www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas

SUNOCO 3Q09 EARNINGS, PAGE 5

industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2008 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

SUNOCO 3Q09 EARNINGS, PAGE 6

Sunoco, Inc.

2009 Third Quarter and Nine-Month Financial Summary

(Unaudited)

Third Quarter	2009		2008*
Revenues	$8,695,000,000		$15,152,000,000
Net Income (Loss)	$(286,000,000)		$576,000,000
Less: Net Income Attributable to Noncontrolling (Minority) Interests	26,000,000		27,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$(312,000,000)		$549,000,000

Net Income (Loss) Attributable to Sunoco, Inc.
Shareholders Per Share of Common Stock:

Basic	$(2.67)		$4.70
Diluted	$(2.67	) **	$4.70
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9		116.9
Diluted	116.9	**	116.9
Nine Months

Revenues	$22,339,000,000		$42,435,000,000
Net Income (Loss)	$(256,000,000)		$646,000,000
Less: Net Income Attributable to Noncontrolling (Minority) Interests	99,000,000		74,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$(355,000,000)		$572,000,000

Net Income (Loss) Attributable to Sunoco, Inc.
Shareholders Per Share of Common Stock:
Basic	$(3.04)		$4.89
Diluted	$(3.04	)**	$4.88
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9		117.0
Diluted	116.9	**	117.1

*	Restated to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling (minority) interests. Net income attributable to noncontrolling (minority) interests relates to income from Sunoco Logistics Partners L.P. and SunCoke Energy’s Indiana Harbor cokemaking operations.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO 3Q09 EARNINGS, PAGE 7

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended
	September 30		June 30
	2009	2008	2009
Refining and Supply:
Continuing operations	$(118)	$398	$(77)
Discontinued Tulsa operations	—	26	(6)
Retail Marketing	49	72	10
Chemicals	(1)	19	—
Logistics	19	20	26
Coke	35	29	42
Corporate and Other:
Corporate expenses	(6)	2	(15)
Net financing expenses and other	(12)	(7)	(11)

	(34)	559	(31)
Special items	(278)	(10)*	(24)**

Net income (loss) attributable to Sunoco, Inc. shareholders	$(312)	$549	$(55)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.29)	$4.78	$(.27)
Special items	(2.38)	(.08)	(.20)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(2.67)	$4.70	$(.47)

*	Consists of a provision for asset write-downs attributable to the Tulsa refinery.
**	Includes a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations.

SUNOCO 3Q09 EARNINGS, PAGE 8

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Nine Months Ended September 30
	2009	2008
Refining and Supply:
Continuing operations	$(181)	$302
Discontinued Tulsa operations	3	31
Retail Marketing	65	98
Chemicals	(5)	40
Logistics	75	56
Coke	102	77
Corporate and Other:
Corporate expenses	(32)	(26)
Net financing expenses and other	(33)	(17)

	(6)	561
Special items*	(349)	11

Net income (loss) attributable to Sunoco, Inc. shareholders	$(355)	$572

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.05)	$4.79
Special items	(2.99)	.09

Net income (loss) attributable to Sunoco, Inc. shareholders	$(3.04)	$4.88

*	Includes a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations and a $3 million after-tax provision for asset write-downs attributable to the Tulsa refinery in the first nine months of 2009 and a $10 million after-tax provision for asset write-downs attributable to the Tulsa refinery in the first nine months of 2008.

SUNOCO 3Q09 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30		June 30	September 30
	2009	2008	2009	2009	2008
REFINING AND SUPPLY *
Income (Millions of Dollars)	$(118)	$398	$(77)	$(181)	$302
Realized Wholesale Margin** (Per Barrel of Production Available for Sale)	$2.72	$14.87	$3.65	$4.23	$8.47
Market Benchmark*** (Per Barrel)	$5.57	$12.58	$7.05	$6.44	$9.64
Crude Inputs as Percent of Crude Unit Rated Capacity	74	88	78	76	85
Throughputs (Thousand Barrels Daily):
Crude Oil	613.3	725.5	644.2	628.1	703.8
Other Feedstocks	66.4	89.3	81.7	71.9	83.3

Total Throughputs	679.7	814.8	725.9	700.0	787.1

Products Manufactured (Thousand Barrels Daily):
Gasoline	346.0	387.3	370.3	355.4	379.9
Middle Distillates	219.3	300.4	229.5	227.4	285.2
Residual Fuel	61.5	58.1	61.9	61.5	55.1
Petrochemicals	25.7	38.5	31.5	27.6	35.7
Other	49.2	62.8	61.8	55.1	63.0

Total Production	701.7	847.1	755.0	727.0	818.9
Less: Production Used as Fuel in Refinery Operations	32.5	38.8	34.8	34.3	37.7

Total Production Available for Sale	669.2	808.3	720.2	692.7	781.2

*	Excludes amounts attributable to the Tulsa refinery for all periods presented. The Tulsa refinery was sold to Holly Corporation on June 1, 2009.
**	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
***	Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight).

SUNOCO 3Q09 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30		June 30	September 30
RETAIL MARKETING	2009	2008	2009	2009	2008
Income (Millions of Dollars)	$49	$72	$10	$65	$98
Retail Margin* (Per Barrel):
Gasoline	$5.48	$7.85	$2.94	$3.72	$5.20
Middle Distillates	$4.92	$5.94	$5.03	$6.96	$5.95
Sales (Thousand Barrels Daily):
Gasoline	294.9	287.0	300.0	292.4	288.5
Middle Distillates	29.5	37.3	30.4	32.1	37.4

	324.4	324.3	330.4	324.5	325.9

Total Retail Gasoline Outlets, End of Period	4,704	4,716	4,708	4,704	4,716
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	156	150	153	151	148
Convenience Stores:
Total Stores, End of Period	627	706	668	627	706
Merchandise Sales (M$/Store/Month)	$104	$90	$92	$91	$84
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	27%	28%	27%

*       Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

CHEMICALS
Income (Loss) (Millions of Dollars)	$(1)	$19	$—	$(5)	$40
Margin* (Cents per Pound):
All Products**	8.9	12.0	8.7	8.4	10.6
Phenol and Related Products	7.3	10.6	8.2	7.4	9.1
Polypropylene**	10.7	14.0	9.3	9.5	12.5
Sales (Millions of Pounds):
Phenol and Related Products	483	607	427	1,317	1,797
Polypropylene	432	531	492	1,438	1,662
Other	6	14	3	14	57

	921	1,152	922	2,769	3,516

*	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.
**	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount. These margins exclude favorable lower of cost or market inventory adjustments totaling $3 million ($2 million after tax) for the three months ended June 30, 2009 and $20 million ($12 million after tax) for the nine months ended September 30, 2009.

SUNOCO 3Q09 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30			June 30		September 30
	2009		2008	2009		2009		2008
LOGISTICS

Income (Millions of Dollars)	$19		$20	$26		$75		$56
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,378		1,154	1,486		1,456		1,195
Affiliated Customers	1,445		1,623	1,461		1,448		1,582

	2,823		2,777	2,947		2,904		2,777

* Excludes joint-venture operations.

COKE

Income (Millions of Dollars)	$35		$29	$42		$102		$77
Coke Production (Thousands of Tons):
United States*	715		693	694		2,090		1,920
Brazil	321		408	282		883		1,200

* Includes amounts attributable to a second 550 thousand tons-per-year cokemaking facility at SunCoke Energy’s Haverhill site which commenced operations in July 2008.

DEPRECIATION, DEPLETION AND AMORTIZATION* (Millions of Dollars)

Refining and Supply	$64		$63	$84	**	$213	**	$186
Retail Marketing	21		28	25		71		80
Chemicals	17		17	16		49		50
Logistics	13		10	12		36		35
Coke	9		7	7		24		18

	$124		$125	$144		$393		$369

*       Excludes amounts attributable to the Tulsa refinery for all periods presented. The Tulsa refinery was sold to Holly Corporation on June 1, 2009 and, as a result, has been classified as a discontinued operation in the Company’s consolidated statements of operations.

** Includes $19 million attributable to the write-off of certain assets at the Marcus Hook refinery as a result of a fire at this facility in May 2009.

CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply:
Continuing Operations	$120		$141	$96		$323		$472
Discontinued Tulsa Operations	—		6	1		3		20
Retail Marketing	20		30	20		48		73
Chemicals	8		11	7		23		32
Logistics	88	*	37	37		158	*	88
Coke	50		106	69		188		207

	$286		$331	$230		$743		$892

*	Includes acquisition of crude oil pipeline and refined product terminaling assets totaling $50 million.

SUNOCO 3Q09 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2008
	1st	2nd	3rd	4th	Total
Refining and Supply :
Continuing operations	$(123)	$27	$398	$146	$448
Discontinued Tulsa operations	—	5	26	36	67
Retail Marketing	26	—	72	103	201
Chemicals	18	3	19	(4)	36
Logistics	15	21	20	29	85
Coke	25	23	29	28	105
Corporate and Other:
Corporate expenses	(17)	(11)	2	(20)	(46)
Net financing expenses and other	(3)	(7)	(7)	(5)	(22)

	(59)	61	559	313	874
Special Items*	—	21	(10)	(109)	(98)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.50)	$.52	$4.78	$2.68	$7.46
Special items	—	.18	(.08)	(.94)	(.83)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.50)	$.70	$4.70	$1.74	$6.63

*	Includes provisions for asset write-downs attributable to the Tulsa refinery of $10 and $85 million after tax in the third quarter and fourth quarter of 2008, respectively.

SUNOCO 3Q09 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2009
	1st	2nd	3rd
Refining and Supply:
Continuing operations	$14	$(77)	$(118)
Discontinued Tulsa operations	9	(6)	—
Retail Marketing	6	10	49
Chemicals	(4)	—	(1)
Logistics	30	26	19
Coke	25	42	35
Corporate and Other:
Corporate expenses	(11)	(15)	(6)
Net financing expenses and other	(10)	(11)	(12)

	59	(31)	(34)
Special Items*	(47)	(24)	(278)

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.27)	$(.29)
Special items	(.40)	(.20)	(2.38)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.47)	$(2.67)

*	Includes a $3 million after-tax provision for asset write-downs attributable to the Tulsa refinery in the first quarter of 2009 and a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations in the second quarter of 2009.

SUNOCO 3Q09 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2008*
	1st	2nd	3rd	4th	Total
REVENUES

Sales and other operating revenue (including consumer excise taxes)	$12,087	$15,157	$15,135	$8,604	$50,983
Interest income	9	3	4	1	17
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	—	—	23	23
Other income, net	8	19	13	13	53

	12,104	15,179	15,152	8,641	51,076

COSTS AND EXPENSES

Cost of products sold and operating expenses	11,252	14,077	13,267	7,120	45,716
Consumer excise taxes	574	621	631	613	2,439
Selling, general and administrative expenses	172	192	203	238	805
Depreciation, depletion and amortization	124	120	125	130	499
Payroll, property and other taxes	41	33	37	33	144
Provision for asset write-downs and other matters	—	(18)	—	86	68
Interest cost and debt expense	28	28	27	28	111
Interest capitalized	(9)	(8)	(9)	(13)	(39)

	12,182	15,045	14,281	8,235	49,743
Income (loss) from continuing operations before income tax expense (benefit)	(78)	134	871	406	1,333
Income tax expense (benefit)	(40)	31	311	114	416

Income (loss) from continuing operations	(38)	103	560	292	917
Income (loss) from discontinued operations	—	5	16	(49)	(28)

Net income (loss)	(38)	108	576	243	889
Less: Net income attributable to noncontrolling (minority) interests	21	26	27	39	113

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

*	Restated to treat the Tulsa refinery that was sold on June 1, 2009 as a discontinued operation and to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling (minority) interests.

SUNOCO 3Q09 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2009
	1st*	2nd	3rd
REVENUES

Sales and other operating revenue (including consumer excise taxes)	$6,128	$7,482	$8,634
Interest income	1	3	1
Other income, net	6	24	60

	6,135	7,509	8,695

COSTS AND EXPENSES

Cost of products sold and operating expenses	5,078	6,534	7,683
Consumer excise taxes	569	605	630
Selling, general and administrative expenses	187	174	192
Depreciation, depletion and amortization	125	144	124
Payroll, property and other taxes	41	35	34
Provision for asset write-downs and other matters	73	75	511
Interest cost and debt expense	31	39	37
Interest capitalized	(10)	(12)	(12)

	6,094	7,594	9,199
Income (loss) from continuing operations before income tax benefit	41	(85)	(504)
Income tax benefit	(4)	(50)	(218)

Income (loss) from continuing operations	45	(35)	(286)
Income from discontinued operations	6	14	—

Net income (loss)	51	(21)	(286)
Less: Net income attributable to noncontrolling (minority) interests	39	34	26

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)

*	Restated to treat the Tulsa refinery that was sold on June 1, 2009 as a discontinued operation.

SUNOCO 3Q09 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At September 30 2009	At December 31 2008*
ASSETS

Current Assets
Cash and cash equivalents	$178	$240
Accounts and notes receivable, net	1,907	1,636
Inventories	1,012	821
Deferred income taxes	168	138

Total Current Assets	3,265	2,835

Investments and long-term receivables	183	173
Properties, plants and equipment, net	7,603	7,799
Deferred charges and other assets	318	343

Total Assets	$11,369	$11,150

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$3,505	$3,140
Short-term borrowings	503	310
Current portion of long-term debt	6	148
Taxes payable	113	339

Total Current Liabilities	4,127	3,937

Long-term debt	2,093	1,705
Retirement benefit liabilities	879	836
Deferred income taxes	743	859
Other deferred credits and liabilities	527	533
Equity
Sunoco, Inc. shareholders’ equity	2,443	2,842
Noncontrolling (minority) interests	557	438

Total Equity	3,000	3,280

Total Liabilities and Equity	$11,369	$11,150

*	Restated to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling (minority) interests.

SUNOCO 3Q09 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Nine Months Ended September 30
	2009	2008*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(256)	$646
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on divestment of discontinued Tulsa operations	(34)	—
Gain on divestment of retail heating oil and propane distribution business	(44)	—
Provision for asset write-downs and other matters	665	(1)
Depreciation, depletion and amortization	393	381
Deferred income tax expense (benefit)	(214)	71
Payments less than expense for retirement plans	16	5
Changes in working capital pertaining to operating activities	(534)	(388)
Other	1	24

Net cash provided by (used in) operating activities	(7)	738

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(693)	(892)
Acquisitions	(50)	—
Proceeds from divestment of Tulsa refinery and related inventory	157	—
Proceeds from other divestments	164	15
Other	(4)	36

Net cash used in investing activities	(426)	(841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term borrowings	193	—
Net proceeds from issuance of long-term debt	898	121
Repayments of long-term debt	(654)	(115)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	110	—
Cash distributions to investors in cokemaking operations	(14)	(26)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(55)	(45)
Cash dividend payments	(105)	(102)
Purchases of common stock for treasury	—	(49)
Other	(2)	(2)

Net cash provided by (used in) financing activities	371	(218)

Net decrease in cash and cash equivalents	(62)	(321)
Cash and cash equivalents at beginning of period	240	648

Cash and cash equivalents at end of period	$178	$327

*	Restated to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling (minority) interests.

-END OF SUNOCO 3Q09 EARNINGS REPORT-